Exhibit 3.2

~~SECOND~~THIRD AMENDED AND RESTATED BYLAWS OF
PEOPLES FINANCIAL SERVICES CORP.

Amended and Restated Effective ~~October 27~~ May 30, 202~~3~~5
~~As Amended Effective July 1, 2024~~

Article 1
CORPORATION OFFICE

Section 1.1              The Corporation shall have and continuously maintain in Pennsylvania a registered office which may, but need not, be the same as its place of business and at an address to be designated from time to time by the Board of Directors.

Section 1.2              The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

Article 2
SHAREHOLDERS’ MEETINGS

Section 2.1              All meetings of the shareholders shall be held at such time and place as may be fixed from time to time by the Board of Directors; provided, however, if a meeting is held by means of the Internet or other electronic communications technology in a fashion pursuant to which shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location. If no place is so fixed for a meeting, it shall be held at the Corporation’s then principal executive office.

Section 2.2              The annual meeting of the shareholders shall be held no later than the thirtieth (30th) day of May in each year. At an annual meeting of shareholders, only such business (other than elections of directors, which must be made in compliance with, and shall be exclusively governed by, Section 11.1) shall be conducted as shall have been properly brought before the annual meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors, (iii) by the chairman of the meeting, or (iv) by any shareholder of the Corporation who is a shareholder of record both at the time of giving of the notice provided for in Section 2.6 and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in Section 2.6. Clause (iv) in the immediately preceding sentence shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

Section 2.3              Special meetings of the shareholders may be called at any time by only the chairman of the Board, the President, a majority of the Board of Directors or of its Executive Committee. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date of the meeting, to be held not more than sixty (60) days after the receipt of the request and to give due notice thereof. If the secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 2.4              Written notice of all meetings, other than adjourned meetings of shareholders, shall set forth the place (or if held by means of the Internet or other electronic communications technology, the means of remote communications by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting), date and hour (each, as determined in accordance with Section 2.1), and, in case of special meetings of shareholders, the general nature of the business to be transacted in accordance with any requirements set forth in the Pennsylvania Business Corporation Law of 1988 (as amended from time to time, the “PBCL”). Each such notice shall be served upon, or mailed, postage prepaid, or telegraphed, charges prepaid, at least ten (10) days before such meeting, unless a greater period of notice is required by statute or by these Bylaws, to each shareholder entitled to vote thereat at such address as appears on the transfer books of the Corporation. If such notice is mailed, it shall be deemed to have been given to a shareholder when deposited in the United States mail, postage prepaid, directed to the shareholder at the address of such shareholder as it appears on the record of shareholders of the Corporation or supplied by such shareholder to the Corporation for the purpose of notice. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the shareholder has consented to receive such notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder consented to receive such notice; (iii) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder. No notice of any meeting of shareholders need be given to any shareholder who properly waives notice, whether before or after the meeting and whether in writing or by electronic transmission or otherwise. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a waiver of notice. The attendance, in person or by proxy, of any shareholder at any meeting of shareholders shall constitute a proper waiver of notice of such meeting, except if the shareholder attends a meeting solely for the express purpose of objecting, prior to or at the commencement of such meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.5              The officer presiding over a shareholders’ meeting shall have any and all powers and authority necessary, in such officer’s sole discretion, to conduct an orderly meeting, preserve order and determine any and all procedural matters. The officer presiding over a shareholders’ meeting may also establish such rules and regulations for the conduct of the meeting as such officer may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting, including the ability to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one shareholder or group of shareholders. In addition, until the business to be completed at a meeting of shareholders is completed, the officer presiding over the shareholders’ meeting is expressly authorized to temporarily adjourn and postpone the meeting from time to time subject to any limitations for adjournment specified elsewhere in these Bylaws. At every meeting of the shareholders, the Chairman of the Board, or in his absence, one of the following persons present shall act as chairman in the order stated, shall preside: any presiding officer designated by the Board of Directors, the President or the vice presidents in their order of earliest election to that office; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

Section 2.6

(a)            Except as otherwise provided by law or in these Bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer’s sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the shareholders shall (i) have been specified in the written notice of the meeting (or any supplement thereto) given by the Corporation, (ii) be brought before the meeting at the direction of the Board of Directors, or (iii) in the case of an annual meeting of shareholders, have been specified in a written notice given to the Corporation by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the “Shareholder Notice”), in accordance with all of the requirements set forth below.

(b)            Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the President or Secretary (i) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than sixty (60) days nor more than ninety (90) days prior to such anniversary date, provided, that a proposal submitted by a shareholder for inclusion in the Corporation’s proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Exchange Act Rule 14a-8 (including timeliness), or any successor rule, shall be deemed to have also been submitted timely pursuant to these by laws and (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting, not later than the close of business on the fifth (5th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date (which shall include disclosure of the meeting date given to a national securities exchange or the Financial Industry Regulatory Authority) was made. Each such Shareholder Notice must set forth (i) the name and address of the shareholder who intends to bring the business before the meeting (“Proposing Shareholder”); (ii) the name and address of any Shareholder Associated Person (as defined below), if different than the Proposing Shareholder, or any of the shares of the Corporation which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any Shareholder Associated Person; (iii) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a Shareholder Associated Person has in the business being proposed by the Proposing Shareholder; (iv) a description of all agreements, arrangements and understandings between the Proposing Shareholder and any Shareholder Associated Person on the one hand and any other person or persons (naming such person or persons) pursuant to which the proposal in the Shareholder Notice is being made on the other hand, and a representation that the Proposing Shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the close of business on the record date for the meeting promptly, and in no event later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed; (v) a description of the business which the Proposing Shareholder seeks to bring before the meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Corporation adopt;(vi) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting; (vii) a representation that the Proposing Shareholder will notify the Corporation in writing of the number and class of shares owned beneficially or of record by the Proposing Shareholder and any Shareholder Associated Person as of the close of business on the record date for the meeting promptly, and in no event later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed; (viii) such other information regarding or each matter of business to be proposed by such Proposing Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the “Commission”) had the matter been proposed, or intended to be proposed by the Board of Directors; and (ix) the information required by Section 2.6(c), and a representation that the Proposing Shareholder will notify the Corporation in writing of any changes in that information as of the close of business on the record date for the meeting promptly, and in no event later than ten (10) days, following the later of the record date or the date notice of the record date is first publicly disclosed. This Section 2.6 shall be the exclusive means for a Proposing Shareholder to submit other business (other than matters properly brought under Rule 14a-8 under the Exchange Act, and included in the Corporation’s notice of meeting) before any shareholder meeting. The presiding officer of the meeting may, in such officer’s sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure. The provisions of this Section 2.6 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

(c)            A notice submitted by a Proposing Shareholder under this Section 2.6 must describe in reasonable detail, with respect to the Proposing Shareholder and any Shareholder Associated Person: (i) any class or series and number of the Corporation’s securities, including shares of the Corporation and Derivative Instruments (as defined below), directly or indirectly beneficially owned by the Proposing Shareholder or a Shareholder Associated Person, or any other direct or indirect opportunity for the Proposing Shareholder or Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (ii) any interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the Proposing Shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (iii) any hedging or other transaction or series of transactions that has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, without limitation, any put, short position or any borrowing or lending of shares) that has been made by or on behalf of, a Proposing Shareholder or any Shareholder Associated Person, the effect or intent of which is to mitigate loss to, or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, the Proposing Shareholder or any Shareholder Associated Person with respect to any share of the Corporation; (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such Proposing Shareholder or Shareholder Associated Person has a right to vote any shares of any class or series of the Corporation’s capital stock; (v) any short interest of such Proposing Shareholder or Shareholder Associated Person in any security of the Corporation (for purposes of this Section 2.6(c), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (vi) any rights to dividends on any securities of the Corporation owned beneficially by such Proposing Shareholder or Shareholder Associated Person that are separated or separable from the underlying securities of the Corporation; (vii) any proportionate interest in shares of any class or series of the Corporation’s capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such Proposing Shareholder or Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (viii) any performance-related fees (other than an asset-based fee) to which such Proposing Shareholder or Shareholder Associated Person is entitled based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments as of the date of such notice, including any such interests held by members of the immediate family of such Proposing Shareholder or Shareholder Associated Person sharing the same household (which information shall be supplemented by such Proposing Shareholder and Shareholder Associated Person not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date); (ix) any significant equity interests or any Derivative Instruments or short interests in any principal competitor of the Corporation held by such Proposing Shareholder or Shareholder Associated Person; (x) any direct or indirect interest of such Proposing Shareholder or any Shareholder Associated Person in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (xi) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such Proposing Shareholder or Shareholder Associated Person, if any; (xii) any other information relating to such Proposing Shareholder or Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (xiii) any material interest of the Proposing Shareholder or Shareholder Associated Person on whose behalf the proposal is made in such business; (xiv) a description of all agreements, arrangements and understandings between such Proposing Shareholder or such Shareholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business; (xv) a representation that the Proposing Shareholder is a holder of record of capital stock of the Corporation, is entitled to vote at such meeting and intends to appear, in person or by proxy, at the meeting to propose such business; and (xvi) a representation as to whether the shareholder or such Shareholder Associated Person is or intends to be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal.

(d)            As used in this Section 2.6, the following terms have the meanings indicated: (i) “Derivative Instrument” means an option, warrant, convertible security, stock appreciation right, or other right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to the value of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of shares of the Corporation or otherwise; and (ii) “Shareholder Associated Person” of a Proposing Shareholder means (i) any person controlling, controlled by, under common control with, or acting in concert with, the Proposing Shareholder, (ii) any beneficial owner of shares of the Corporation owned of record or beneficially by the Proposing Shareholder, (iii) any entity of which the Proposing Shareholder is an employee, officer, member, partner, trustee, director or, except for entities the shares of which are registered under the Exchange Act, a shareholder, and (iv) any person controlling, controlled by or under common control with, the Shareholder Associated Person.

Article 3
QUORUM OF SHAREHOLDERS

Section 3.1              The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for purposes of considering such matter, and unless otherwise provided by statute the acts of such shareholders at a duly organized meeting shall be the acts of the shareholders. If, however, any meeting of shareholders cannot be organized because of lack of a quorum, those present, in person or by proxy, shall have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine, without notice other than an announcement at the meeting, until the requisite number of shareholders for a quorum shall be present, in person or by proxy, except that in the case of any meeting called for the election of directors such meeting may be adjourned only for periods not exceeding fifteen (15) days as the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall direct, and those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or so represented, any business may be transacted which might have been transacted at the original meeting if a quorum had been present. The shareholders present, in person or by proxy, at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Article 4
VOTING RIGHTS

Section 4.1              Except as may be otherwise provided by statute or by the Articles of Incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”), at every shareholders’ meeting, every shareholder entitled to vote thereat shall have the right to one vote for every share having voting power standing in his name on the books of the Corporation on the record dated fixed for the meeting. No share shall be voted at any meeting if any installment is due and unpaid thereon.

Section 4.2              When a quorum is present at any meeting, the vote of the holders, present in person or by proxy, of shares entitled to cast at least a majority of the votes which all shareholders are entitled to cast, shall decide any question brought before such meeting except as may be otherwise provided by statute or by the Articles of Incorporation.

Section 4.3              Upon demand made by a shareholder entitled to vote at any election for directors before the voting begins, the election shall be by ballot.

Article 5
PROXIES

Section 5.1              Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his duly authorized attorney-in-fact and filed with the Secretary of the Corporation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted after three (3) years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker, unless before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

Section 5.2              Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Corporation.

Article 6
RECORD DATE

Section 6.1              The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. If no record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, and vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

Article 7
VOTING LISTS

Section 7.1              The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least five (5) days before each meeting of shareholders, a complete alphabetical list of the shareholders entitled to vote at the meeting, with their addresses and the number of shares held by each, which list shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder during the entire meeting. The original transfer books for shares of the Corporation, or a duplicate thereof kept in this Commonwealth, shall be prima facie evidence as to who are the shareholders entitled to exercise the rights of a shareholder.

Article 8
JUDGES OF ELECTION

Section 8.1              In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the holders of shares, present in person or by proxy, entitled to cast at least nine (9) votes which all shareholders are entitled to cast shall determine whether one (1) or three (3) judges are to be appointed. No person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote, and such other duties as may be prescribed by statute, with fairness to all shareholders, and if requested by the Chairman of the meeting or any shareholder or his proxy, shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there are three (3) judges of election, the decision, act or certificate of a majority shall be the decision, act or certificate of all.

Article 9
PARTICIPATION IN MEETINGS BY ELECTRONIC MEANS

Section 9.1              The presiding officer may permit, on such conditions as may be determined by him, one or more shareholders or proxyholders to participate in a meeting of shareholders, count for the purposes of determining a quorum thereat and exercise all rights and privileges to which such person or persons might be entitled were such person or persons, as the case may be, personally in attendance at such meeting (including the right to vote or to consent to or dissent from any action) by means of conference telephone or other electronic means, including the Internet. Unless the Board of Directors so permits by resolution or the presiding officer so permits, no person may participate in a meeting of shareholders by means of a conference telephone or other electronic means, including the Internet.

Article 10
CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

Section 10.1              Any action required to be taken at a meeting of shareholders, or of a class of shareholders, may be taken without a meeting, if a consent or consents in writing setting forth the action so taken shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

Article 11
DIRECTORS

Section 11.1

(a)            Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as Directors. For purposes of this Section 11.1, a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

(b)            Nominations of persons who satisfy the eligibility requirements of subsection (d) of this Section 11.1 for the election of Directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority from the Board of Directors to do so, or by any shareholder who complies with subsection (c) of this Section 11.1.

(c)            Nominations of persons who satisfy the eligibility requirements of subsection (d) of this Section 11.1 for the election of Directors may be made by any person that (i) is a shareholder of record both at the time of giving of the notice provided for in this Section 11.1 and at the time of the annual meeting, (ii) is entitled to vote for the election of Directors at the annual meeting and (iii) complies with the notice procedures set forth in this Section 11.1. Nomination for the election of Directors pursuant to this subsection (c) of this Section 11.1 is the exclusive means for a shareholder to make nominations before a meeting of shareholders. For nominations to be properly brought before a meeting of shareholders pursuant to subsection (c) of this Section 11.1, such nomination (other than a nomination to fill a vacancy resulting from removal from office by a vote of the shareholders under Section 1726(a) of the PBCL) may be made by a shareholder only if:

i.            Advance written notice of a proposed nomination by a shareholder setting forth the information required under subsection (e) of this Section 11.1 is delivered or mailed by certified mail to the Secretary in accordance with the time periods set forth in Section 2.6(b);

ii.            Any update or supplement to the notice delivered pursuant to Section 11.1(c)(i) above is delivered pursuant to the requirements of subsections (f) and (g) of this Section 11.1;

iii.            The nominating shareholder has complied in all respects with the requirements of Section 14 of the Exchange Act, including without limitation, the requirements of Rule 14a-19 (as such rule and regulations may be amended from time to time by the Commission, including any Commission staff interpretation relating thereto); and

iv.            The Board of Directors or an executive officer designated thereby has determined that the shareholder has reasonably satisfied the requirements of this Section 11.1.

(d)            To be eligible to be a nominee for election as a Director pursuant to this Section 11.1, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareholder), or someone acting on such prospective nominee’s behalf, must deliver (with respect to any nomination by a shareholder pursuant to this Section 11.1, in accordance with any applicable time periods prescribed for delivery of notice under this Section 11.1) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). Upon request, the prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee:

i.            is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable laws;

ii.           is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

iii.          would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(e)            Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than any candidate proposed by the Corporation’s then existing Board of Directors) shall so notify the Secretary of the Corporation in accordance with Section 2.6(b). Such notification, in addition to complying with the requirements of Sections 2.6(b) and 2.6(c), shall contain the following information to the extent known by the notifying shareholder:

i.            the name and address of each proposed nominee;

ii.           the age of each proposed nominee;

iii.          the principal occupation of each proposed nominee;

iv.          the number of shares of the Corporation owned by each proposed nominee;

v.           the total number of shares, to the knowledge of the notifying shareholder, which will be voted for each proposed nominee;

vi.          the name and residence address of the notifying shareholder;

vii.         the number of shares of the Corporation owned by the notifying shareholder

viii.       all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to (A) being named as a nominee in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable, and (B) to serving as a Director if elected); and

ix.          a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such nominees’ respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(f)            The shareholder and any Shareholder Associated Person shall update and supplement the notice required by this Section 11.1 by giving notice that the information provided or required to be provided in such notice shall be true and correct (1) as of the record date for the meeting and (2) as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof. Such updates and supplements shall be delivered or mailed by certified mail to the Secretary and received at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof) not later than five (5) business days prior to the date for the meeting or, if practicable, any adjournment, postponement or recess thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or recessed). No such supplement or update may include any new nominees who were not named in the original notice of nomination or to be deemed to cure any defects or limit the remedies (including without limitation under these Bylaws) available to the Corporation relating to any defect.

(g)            In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation, including information to determine (1) the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee; (2) whether the proposed nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s corporate governance guidelines or its related party transaction policy; (3) whether the proposed nominee would, by serving on the Board of Directors, violate or cause the Corporation to be in violation of these Bylaws, the Articles of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the Corporation is listed or any applicable law, rule or regulation, and (4) whether the proposed nominee is or has been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Commission.

(h)            A shareholder who has delivered a notice of nomination pursuant to this Section 11.1 shall promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 promulgated under the Exchange Act and deliver no later than five (5) business days prior to the annual meeting or special meeting, as applicable, reasonable evidence that it has complied with such requirements.

(i)            Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 promulgated under the Exchange Act and (ii) subsequently (1) notifies the Corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (2) fails to comply with the requirements of Rule 14a-19 or (3) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, such shareholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.

(j)            The presiding officer may, if the facts warrant, determine that any proposed nomination was not properly brought before the annual meeting in accordance with the provisions of this Section 11.1; and if the presiding officer shall so determine, the presiding officer shall so declare to the meeting, and any such nomination not properly brought before the meeting shall not be considered. A shareholder proposing a nomination for Director shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.1; provided, however, that any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements pursuant to this Section 11.1.

(k)            In the event that the same person is nominated by more than one shareholder, if at least one nomination for such person complies with this Section 11.1, the nomination shall be honored and all votes cast for such nominee shall be counted.

(l)            Subject to Rules 14a-8 and 14a-19 promulgated under the Exchange Act, nothing in these Bylaws shall be construed to permit any shareholder, or give any shareholder the right to include or have disseminated or described in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable, any nomination of a director or directors or any other business proposal.

Section 11.2              The number of directors that shall constitute the whole Board of Directors shall be not less than five (5) nor more than twenty-five (25). The Board of Directors shall be classified into three (3) classes, each class to be as nearly equal in number as possible and each class to be elected for a term of three (3) years. The terms of the respective classes shall expire in successive years. Each class shall be elected in a separate election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term shall then expire shall be elected to hold office for a term of three (3) years, so that the term of office of one class of directors shall expire in each year. Within the foregoing limits, the Board of Directors may from time to time fix the number of directors and their respective classifications. Except as otherwise provided in Section 11.5, no person may serve as a director after the age of 73 years old.

Section 11.3

(a)            For all purposes of this Section 11.3, unless specified otherwise, capitalized terms shall have the meanings ascribed to them in the Agreement and Plan of Merger, dated as of September 27, 2023 (the “Merger Agreement”), by and between the Corporation and FNCB Bancorp, Inc. (“FNCB”), as the same may be amended from time to time.

(b)            The Board of Directors has resolved that, effective as of the Effective Time, (i) Mr. William E. Aubrey, II shall continue to serve as Chairman of the Board of Directors of the Corporation, and (ii) Mr. Louis A. DeNaples, Sr., shall become the Vice Chairman of the Board of Directors of the Corporation.

(c)            In accordance with the provisions of Section 11.2 of these Bylaws, and effective as of the Effective Time, the Board of Directors of the Corporation shall be comprised of sixteen (16) directors, of which eight (8) shall be members of the Board of Directors of the Corporation as of immediately prior to the Effective Time, designated by the Corporation (the “Continuing PFIS Directors”), and eight (8) shall be members of the Board of Directors of FNCB as of immediately prior to the Effective Time, designated by FNCB (the “Continuing FNCB Directors”). Each director of the Corporation immediately after the Effective Time shall hold office until his or her successor is elected and qualified or otherwise in accordance with the Articles of Incorporation and these Bylaws.

(d)            This Section 11.3 shall remain in effect until the date that is three (3) years after the Closing Date (the “Expiration Date”), provided, however, that this Section 11.3 may be amended or waived by the approval of at least eighty percent (80%) of the members of the Corporation’s Board of Directors then in office. In the event of any inconsistency between any provision of this Section 11.3 and any other provision of these Bylaws or the Corporation’s other constituent documents, the provisions of this Section 11.3 shall control.

(e)            From and after the Effective Time through the Expiration Date, no vacancy on the Board of Directors of the Corporation created by the cessation of service of a director shall be filled by the applicable Board of Directors and the applicable Board of Directors shall not nominate any individual to fill such vacancy, unless (x) in the case of a vacancy created by the cessation of service of a Continuing PFIS Director, not less than a majority of the Continuing PFIS Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing FNCB Directors shall vote to approve the appointment or nomination (as applicable) of such individual, and (y) in the case of a vacancy created by the cessation of service of a Continuing FNCB Director, not less than a majority of the Continuing FNCB Directors have approved the appointment or nomination (as applicable) of the individual appointed or nominated (as applicable) to fill such vacancy, in which case the Continuing PFIS Directors shall vote to approve the appointment or nomination (as applicable) of such individual; provided, that any such appointment or nomination pursuant to clause (x) or (y) shall be made in accordance with applicable Laws and the rules of the Nasdaq Stock Market (or other national securities exchange on which the Corporation’s securities are listed). For purposes of this Section 11.3(e), the terms “Continuing PFIS Directors” and “Continuing FNCB Directors” shall mean, respectively, the directors of the Corporation and FNCB who were selected to be directors of the Corporation by the Corporation or FNCB, as the case may be, as of the Effective Time, pursuant to Exhibit E of the Merger Agreement, and any directors of the Corporation who were subsequently appointed or nominated and elected to fill a vacancy created by the cessation of service of a Continuing PFIS Director or a Continuing FNCB Director, as applicable, pursuant to this Section 11.3(e) or the provisions of Exhibit E of the Merger Agreement, as applicable.

Section 11.4              The Board of Directors may declare vacant the office of a director if he or she is declared of unsound mind by an order of court or convicted of a felony or for any other proper cause or if, within thirty (30) days after notice of election, he or she does not accept such office either in writing or by attending a meeting of the Board of Directors.

Section 11.5              All Directors, upon reaching the mandatory retirement age of 73 years, shall be permitted to serve as a director for the remainder of their term after which they shall no longer be eligible to serve as a director. Notwithstanding the foregoing, each director appointed to the Corporation’s Board of Directors in connection with the merger contemplated by the Merger Agreement and Section 11.3 hereof who is age 73 or older at the Effective Time, and each incumbent director at the Effective Time who will be age 73 or older at the expiration of his or her term in effect on the date of the Merger Agreement, shall be eligible to stand for election to one additional three (3) year term, regardless of their age, in each case, unless the Board of Directors of the Corporation shall determine otherwise upon the approval of 80% of the directors of the entire Board of Directors.

Article 12
VACANCIES ON BOARD OF DIRECTORS

Section 12.1              Except as provided in Section 11.3 above, vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board of Directors, though less than a quorum, and each person so appointed shall be a director until the expiration of the term of office of the class of directors to which he was appointed.

Article 13
POWERS OF BOARD OF DIRECTORS

Section 13.1              The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

Section 13.2              The Board of Directors shall have the power and authority to appoint an Executive Committee and such other committees as may be deemed necessary by the Board of Directors for the efficient operation of the Corporation. The Executive Committee shall consist of the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the Chief Executive Officer of the Corporation and/or the President of the Corporation and not less than one (1) nor more than three (3) other directors (which other directors shall not be employees of the Corporation or any of its subsidiaries). The Executive Committee shall meet at such time as may be fixed by the Board of Directors, or upon call of the Chairman of the Board, the Chief Executive of the Corporation and/or the President of the Corporation. A majority of members of the Executive Committee shall constitute a quorum. The Executive Committee shall have and exercise the authority of the Board of Directors in the intervals between the meetings of the Board of Directors as far as may be permitted by law. If the Chief Executive Officer of the Corporation and/or the President of the Corporation are not directors of the Board, the Chief Executive Officer of the Corporation and/or the President of the Corporation shall not be voting members of the Executive Committee and their attendance at any Executive Committee meeting shall not be considered for purposes of a quorum.

Article 14
MEETINGS OF THE BOARD OF DIRECTORS

Section 14.1              An organization meeting may be held immediately following the annual shareholders’ meeting without the necessity of notice to the directors to constitute a legally convened meeting, or the directors may meet at such time and place as may be fixed by either a notice or waiver of notice or consent signed by all of such directors.

Section 14.2              Regular meetings of the Board of Directors shall be held not less often than semi-annually at a time and place determined by the Board of Directors at the preceding meeting. One or more directors may participate in any meeting of the Board of Directors, or of any committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another.

Section 14.3              Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on one day’s notice to each director, either personally or by mail, courier service, facsimile transmission, email or other electronic communication, or telephone; special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice upon the written request of three (3) directors.

Section 14.4              At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business, and the acts of a majority of the directors present at a meeting in person or by conference telephone or similar communications equipment at which a quorum is present in person or by such communications equipment shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum shall not be present in person or by communications equipment at any meeting of the directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or as permitted herein.

Article 15
INFORMAL ACTION BY THE BOARD OF DIRECTORS

Section 15.1              If all the directors shall severally or collectively consent in writing, to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

Article 16
COMPENSATION OF DIRECTORS

Section 16.1              Directors, as such, may receive a stated salary for their services or a fixed sum and expenses for attendance at regular and special meetings, or any combination of the foregoing as may be determined from time to time by resolution of the Board of Directors, and nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

Article 17
OFFICERS

Section 17.1              The officers of the Corporation shall be elected by the Board of Directors at its organization meeting and shall be a President, a Secretary and a Treasurer. At its option, the Board of Directors may elect a Chairman of the Board. The Board of Directors may also elect one or more Vice Presidents and such other officers and appoint such agents as it shall deem necessary, who shall hold their offices for such terms, have such authority and perform such duties as may from time to time be prescribed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 17.2              The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

Section 17.3              The Board of Directors may remove any officer or agent elected or appointed, at any time and within the period, if any, for which such person was elected or employed whenever in the Board of Directors’ judgment it is in the best interests of the Corporation, and all persons shall be elected and employed subject to the provisions thereof. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

Article 18
THE CHAIRMAN OF THE BOARD

Section 18.1              The Chairman of the Board shall preside at all meetings of shareholders and directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. He shall have general executive powers, as well as the specific powers conferred by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to him by the Board of Directors.

Article 19
THE CHIEF EXECUTIVE OFFICER AND THE PRESIDENT

Section 19.1              ~~The President shall be the chief executive officer of the Corporation. The~~. The Chief Executive Officer and/or the President shall (a) have general and active management of the business of the Corporation, (b) see that orders and resolutions of the Board of Directors are put into effect, subject, however, to the right of the Board of Directors to delegate any specific powers, except such as may be by statue exclusively conferred on the Chief Executive Officer and the ~~p~~President, to any other officer or officers of the Corporation and (c) execute bonds, mortgages and other contracts requiring a seal under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence or incapacity of the Chairman of the Board, the Chief Executive Officer and/or the President shall preside at meetings of the shareholders and directors. If there is no Chairman of the Board, the Chief Executive Officer and/or the President shall have and exercise all powers conferred by these Bylaws or otherwise on the Chairman of the Board. In any section of these Bylaws which refers solely to the President, the applicable section shall also include the Chief Executive Officer to the extent permitted by law.

Article 20
THE VICE PRESIDENT

Section 20.1              The Vice President or, if more than one, the Vice Presidents in the order established by the Board of Directors shall, in the absence or incapacity of the President, exercise all powers and perform the duties of the President. The Vice Presidents, respectively, shall also have such other authority and perform such other duties as may be provided in these Bylaws or as shall be determined by the Board of Directors or the President. Any Vice President may, in the discretion of the Board of Directors, be designated as “executive,” “senior,” or by departmental or functional classification.

Article 21
THE SECRETARY

Section 21.1              The Secretary shall attend all meetings of the shareholders and directors and keep accurate records thereof in one or more minute books kept for that purpose and shall perform the duties customarily performed by the secretary of a Corporation and such other duties as may be assigned to the Secretary by the Board of Directors or the President.

Article 22
THE TREASURER

Section 22.1              The Treasurer shall (a) have the custody of the corporate funds and securities, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and (c) perform such other duties as may be assigned to him by the Board of Directors or the President. He shall give bond in such sum and with such surety as the Board of Directors may from time to time direct.

Article 23
ASSISTANT OFFICERS

Section 23.1              Each assistant officer shall assist in the performance of the duties of the officer to whom he is assistant and shall perform such duties in the absence of the officer. He shall perform such additional duties as the Board of Directors, the President or the officer to whom he is assistant may from time to time assign. Such officers may be given such functional titles as the Board of Directors shall from time to time determine.

Article 24
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 24.1              The Corporation shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, or any former director, officer and/or employee, who was or is a party to, or is threatened to be made a party to, or who is called to be a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer and /or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 24.2              The Corporation shall indemnify, to the fullest extent permitted by Pennsylvania law and federal law, any director, officer and/or employee, who was or is a party to, or is threatened by to be made a party to, or who is called as a witness in connection with any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer and/or employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against amounts paid in settlement and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of, or serving as a witness in, such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and except that no indemnification shall be made in respect of any such claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to the Corporation.

Section 24.3              Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer and/or employee is entitled to indemnification as provided in Sections 24.1 and 24.2 of this Article unless either a majority of the directors who are not involved in such proceedings (“disinterested directors”) or, if there are less than three (3) disinterested directors, then the holders of one-third of the outstanding shares of the Corporation determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of the Corporation. In such event the disinterested director(s) or, in the event of certification by shareholders, the Secretary of the Corporation shall request of independent counsel, who may be the outside general counsel of the Corporation, a written opinion as to whether or not the parties involved are entitled to indemnification under Sections 24.1 and 24.2 of this Article.

Section 24.4              Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided under Section 24.3 of this Article upon receipt of an undertaking by or on behalf of the director, officer and/or employee to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

Section 24.5              The indemnification provided by this Article shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity while serving as a director, officer and/or employee and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer and/or employee and shall inure to the benefit of the heirs and personal representatives of such a person.

Article 25
Reserved

Article 26
SHARE CERTIFICATES

Section 26.1              The share certificates of the Corporation shall be numbered and registered in a share register as they are issued, shall bear the name of the registered holder, the number and class of shares represented thereby, the par value of each share or a statement that such shares are without par value, as the case may be, shall be signed by the President or a Vice President and the Secretary or the Treasurer or any other person properly authorized by the Board of Directors; and shall bear the corporate seal, which seal may be a facsimile engraved or printed. Where the certificate is signed by a transfer agent or a registrar, the signature of any corporate officer on such certificate may be a facsimile, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

Section 26.2              Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class shall be identical. Notwithstanding anything herein to the contrary, the provisions of Section 26.1 shall not apply to uncertificated shares and, in lieu thereof, the Board of Directors shall adopt alternative procedures for registration of transfers.

Article 27
TRANSFER OF SHARES

Section 27.1              Upon surrender to the Corporation of a share certificate duly endorsed by the person named in the certificate or by attorney duly appointed in writing and accompanied where necessary by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto and the old certificate cancelled and the transfer recorded upon the share register of the Corporation. No transfer shall be made if it would be inconsistent with the provisions of Article 8 of the Pennsylvania Uniform Commercial Code.

Article 28
LOST CERTIFICATES

Section 28.1              Where a shareholder of the Corporation alleges the loss, theft or destruction of one or more certificates for shares of the Corporation and requests the issuance of a substitute certificate therefore, the Board of Directors may direct a new certificate of the same tenor and for the same number of shares to be issued to such person upon such person’s making of an affidavit in form satisfactory to the Board of Directors setting forth the facts in connection therewith, provided that prior to the receipt of such request the Corporation shall not have either registered a transfer of such certificate or received notice that such certificate has been acquired by a bona fide purchaser. When authorizing such issue of a new certificate the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his heirs or legal representatives, as the case may be, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form and with surety or sureties, with fixed or open penalty, as shall be satisfactory to the Board of Directors, as indemnity for any liability or expense which it may incur by reason of the original certificate remaining outstanding.

Article 29
DIVIDENDS

Section 29.1              The Board of Directors may, from time to time, at any duly convened regular or special meeting or by unanimous consent in writing, declare and pay dividends upon the outstanding shares of capital stock of the Corporation in cash, property or shares of the Corporation, as long as any dividend shall not be in violation of law or the Articles of Incorporation.

Section 29.2              Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the Board of Directors shall believe to be for the best interests of the Corporation, and the Board of Directors may reduce or abolish any such reserve in the manner in which it was created.

Article 30
FINANCIAL REPORT TO SHAREHOLDERS

Section 30.1              The President and the Board of Directors shall present at each annual meeting of the shareholders a full and complete statement of the business and affairs of the Corporation for the preceding year.

Article 31
INSTRUMENTS

Section 31.1              All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the President or the Board of Directors may from time to time designate.

Section 31.2              All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments and documents may be signed, executed, acknowledged, verified, delivered or accepted, including those in connection with the fiduciary powers of the Corporation, on behalf of the Corporation by the President or other persons as may be designated by him.

Article 32
VENUE

Section 32.1              Unless the Corporation consents in writing to the selection of an alternate forum, the state courts of the Commonwealth of Pennsylvania in and for Lackawanna County shall be the sole and exclusive forum, to the fullest extent permitted by law, for (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of a breach of fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s shareholders; (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the Business Corporation Law of the Commonwealth of Pennsylvania, the Articles of Incorporation of the Corporation or these Bylaws; (iv) any action seeking to interpret, apply, enforce or determine the validity of the Article of Incorporation or the Bylaws of the Corporation; or (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

Section 32.2              Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in any securities of the Corporation shall be deemed to have notice of and consented to this Section 32.2.

Article 33

FISCAL YEAR

Section 33.1              The fiscal year of the Corporation shall be the calendar year.

Article 34
SEAL

Section 34.1              The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Pennsylvania.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed in any manner reproduced.

Article 35
NOTICES AND WAIVERS THEREOF

Section 35.1              Whenever, under the provisions of applicable law or of the Articles of Incorporation or of these Bylaws, written notice is required to be given to any person, it may be given to such person either personally or by sending a copy thereof through the mail by first class or express mail postage prepaid, or courier service, charges prepaid, facsimile transmission, email or other electronic communication, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or the courier service for transmission to such person. If notice is sent by facsimile transmission, email or other electronic communication it shall have been deemed to have been given to the person entitled thereto when sent. Such notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders, the general nature of the business to be transacted.

Section 35.2              Any written notice required to be given to any person may be waived in writing signed by the person entitled to such notice whether before or after the time stated therein. Attendance of any person entitled to notice whether in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where any person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Where written notice is required of any meeting, the waiver thereof must specify the purpose only if it is for a special meeting of the shareholders.

Article 36
AMENDMENTS

Section 36.1              These Bylaws may be altered, amended or repealed by (a) the affirmative vote of the shareholders entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are then entitled to cast at any regular or special meeting duly convened after notice to the shareholders of that purpose or (b) by the affirmative vote of a majority of the members of the Board of Directors, except Article 11 of these Bylaws which for three (3) years following the Effective Time require the affirmative vote of eighty percent (80%) or more of the members of the Board of Directors, at any regular or special meeting thereof duly convened after notice to the directors of that purpose, subject always to the power of the shareholders to change such action of the Board of Directors by the affirmative vote of the shareholders entitled to cast at least seventy-five percent (75%) of the votes which all shareholders are then entitled to cast.